UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

PIPE Financing

On May 8, 2023, Jaguar Health, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with certain investors named therein (collectively the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement an aggregate of (i) 137 shares (the “Preferred Shares”) of Series G Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series G Preferred Stock”) and (ii) warrants to purchase up to 6,850,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.48 per share (the “PIPE Warrants”), for an aggregate purchase price of approximately $1.86 million (the “Private Placement”). The Private Placement is expected to close on May 10, 2023, subject to customary closing conditions as set forth in the PIPE Purchase Agreement. The Company intends to use the proceeds from the Private Placement for working capital and general corporate purposes.

The Private Placement does not include any anti-dilution, pricing re-sets, or variable pricing features.

Subject to the terms of the Series G Preferred Stock, each share of Series G Preferred Stock is convertible into shares of Common Stock. The terms of the Series G Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware and effective on May 9, 2023. A description of the terms of the Series G Preferred Stock is included under Item 5.03 of this Current Report and is incorporated herein by reference.

The PIPE Warrants may be exercisable for cash or on a cashless basis at any time and from time to time during the period commencing on the later of (i) January 1, 2024 and (ii) the date on which the approval by the Company’s stockholders (the “Stockholder Approval”) to remove both the Voting Cap and the Conversion Cap (both as defined below) is obtained (the “Initial Exercise Date”) and ending on the five-year anniversary of the Initial Exercise Date.

Under the PIPE Purchase Agreement, the Company is required to use commercially reasonable efforts to hold a meeting of stockholders at the earliest practical date, but in no event later than 120 days after the closing of the Private Placement, for the purpose of obtaining the Stockholder Approval. If the Company does not obtain the Stockholder Approval at the first meeting, upon the written request of holders of the Preferred Shares representing at least a majority of the amount of the outstanding Preferred Shares, the Company shall use commercially reasonable efforts to call another meeting of stockholders within four months of the first meeting of stockholders.

The PIPE Purchase Agreement also provides that during the period commencing on the signing of the PIPE Purchase Agreement and ending October 22, 2023, the Company will not effect or enter into any agreement to (i) issue securities in exchange for any securities of the Company issued and outstanding on the date of the PIPE Purchase Agreement pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), or (ii) effect issuance by the Company of Common Stock or Common Stock Equivalents (as defined in the PIPE Purchase Agreement), subject to certain customary exceptions set forth in the PIPE Purchase Agreement including, among others, issuance of shares of Common Stock pursuant to the At The Market Offering Agreement, dated December 10, 2021, by and between the Company and Ladenburg Thalmann & Co. Inc., as amended (the “Ladenburg Thalmann ATM”), provided that such issuance in the Ladenburg Thalmann ATM is consented to by Purchasers holding a majority of the Preferred Shares.

Pursuant to the terms of the PIPE Purchase Agreement, each Purchaser agreed not to sell or transfer any equity securities of the Company held by such Purchaser for a period commencing on the signing of the PIPE Purchase Agreement and ending six months following the closing the Private Placement, subject to limited exceptions.

The PIPE Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. In addition, the Company agreed to file a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) no later than 14 days following the public announcement of the probability value (also known as the “P-value”) on the primary endpoint in the Company’s OnTarget Phase 3 clinical trial of crofelemer for prophylaxis of cancer therapy-related diarrhea, to register the resale of (i) shares of the Common Stock issued or issuable by the Company upon conversion of the Preferred Shares (the “Conversion Shares”), (ii) shares of the Common Stock issued or issuable by the Company upon exercise of the PIPE Warrants (the “Warrant Shares”), and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to the securities referenced in (i) and (ii). The PIPE Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act, and Rule 506 of Regulation D promulgated thereunder.

The foregoing summary of the PIPE Purchase Agreement and the PIPE Warrants do not purport to be complete and are subject to, and qualified in their entirety by the PIPE Purchase Agreement and the PIPE Warrants, forms of which are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy the securities described herein or therein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Standstill Agreement

On May 8, 2023, the Company and NAPO Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company, entered into a standstill agreement (the “Standstill Agreement”) with Iliad Research and Trading, L.P. (“Iliad”), Uptown Capital, LLC (f/k/a Irving Park Capital, LLC; “Uptown”), and Streeterville Capital, LLC (“Streeterville,” and together with Iliad and Uptown, “Investor”) with respect to four outstanding royalty interests issued by the Company to Investor dated October 8, 2020, December 22, 2020, March 8, 2021, and August 24, 2022, respectively (collectively, the “Royalty Interests”).

The Standstill Agreement provides that for a period beginning on the effective date of the Standstill Agreement (the “Effective Date”) and ending on the earliest of: (1) the date that is six months following the Effective Date, (2) the date of the public announcement of the probability value (also known as the “P-value”) on the primary endpoint in the Company’s OnTarget Phase 3 clinical trial of crofelemer for prophylaxis of cancer therapy-related diarrhea, and (3) the date of any offering or sale of any debt or equity securities (or instruments convertible into equity securities), including without limitation any at-the-market (“ATM”) offering, but excluding certain customary exceptions set forth in the Standstill Agreement including, among others, the Private Placement (the “Standstill Period”), (a) the Company may refrain from making the Royalty Payments (as defined in the transaction documents of the Royalty Interests), including any Royalty Payments due and payable as of the Effective Date, and (b) Investor will refrain from buying, selling, or otherwise trading in the Company’s Common Stock (collectively, the “Standstill”); provided that no Events of Default (as defined in the Royalty Interests and in the outstanding secured promissory note issued by the Company to Streeterville dated January 19, 2021, as amended on October 17, 2022 (the “Note”)) occur under the Royalty Interests or the Note after the Effective Date.

Following the expiration or earlier termination of the Standstill Period: (i) the Company shall resume making Royalty Payments in accordance with the terms and conditions of the transaction documents of the Royalty Interests, and (ii) all restrictions applicable to Investor’s buying, selling, or otherwise trading in the Company’s Common Stock shall immediately and automatically terminate with no action required on the part of either Investor or Company.

As a material inducement and consideration for Investor’s agreement to enter into the Standstill Agreement, the Company agreed to issue to (i) Iliad warrants to purchase up to 826,738 shares of the Common Stock, (ii) Uptown warrants to purchase up to 1,097,756 shares of the Common Stock, and (iii) Streeterville warrants to purchase up to 1,892,808 shares of the Common Stock, at an exercise price of $0.48 per share (the “Standstill Warrants”).

The Standstill Warrants may be exercisable for cash or on a cashless basis at any time and from time to time during the period commencing on the later of (i) January 1, 2024 and (ii) the date on which the Stockholder Approval is obtained (the “Standstill Warrant Initial Exercise Date”) and ending on the five-year anniversary of the Standstill Warrant Initial Exercise Date.

The Standstill Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and such document is incorporated herein by reference. The Standstill Warrants are in substantially the same form as the PIPE Warrants filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing is only a brief description of the material terms of the Standstill Agreement and the Standstill Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 under the heading “Standstill Agreement” is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Preferred Shares, the PIPE Warrants, the Conversion Shares, the Warrant Shares, and the Standstill Warrants were offered and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933 available under Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series G Certificate of Designation

As disclosed under Items 1.01 and 3.02 above, in connection with the Private Placement, the Company agreed to issue the Series G Preferred Stock to the Purchasers. The preferences, rights, limitations and other matters relating to the Series G Preferred Stock are set forth in the Certificate of Designation. The shares of Series G Preferred Stock rank pari passu with shares of the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The Certificate of Designation authorizes the Company to issue 137 of its 4,475,074 authorized shares of preferred stock as Series G Preferred Stock. The original issue price for the Series G Preferred Stock is $0.0001 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock (the “Series G Original Issue Price”).

The following is a summary of the principal terms of the Series G Preferred Stock as set forth in the Certificate of Designation:

Dividends

Holders of shares of Series G Preferred Stock will not be entitled to receive any dividends on shares of Series G Preferred Stock.

Voting Rights

The Series G Preferred Stock shall vote together with shares of Common Stock on an as-converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of shares of the Common Stock, in either case upon the following basis: each share of the Series G Preferred Stock shall be entitled to such number of votes equal to the whole number of shares of the Common Stock into which such share of Series G Preferred Stock is convertible based on a conversion price equal to the Minimum Price (as defined by Nasdaq Listing Rule 5635(d)) on the date of the PIPE Purchase Agreement. In addition, as long as any shares of Series G Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series G Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock or alter or amend the Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Notwithstanding the foregoing, in no event shall the shares of Series G Preferred Stock be entitled to vote, on an as-converted basis and in aggregate, more than 19.99% of the Company’s outstanding shares of Common Stock as of the date of the PIPE Purchase Agreement (the “Voting Cap”), unless the Stockholder Approval is obtained pursuant to Nasdaq Listing Rule 5635(b) or any successor rule then in effect. The Voting Cap shall be appropriately adjusted for any stock splits, reverse stock splits, stock dividends, reclassifications, reorganization, recapitalizations or other similar transaction. In the event that all the shares of Series G Preferred Stock are not entitled to vote due to the Voting Cap, the number of votes that each holder is entitled to in terms of the Series G Preferred Stock shall be reduced on a pro rata basis such that the aggregate number of votes of the Series G Preferred Stock is equal to the Voting Cap.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), the holders of shares of Series G Preferred Stock will be entitled to receive out of the assets of the Company the same amount that a holder of shares of the Common Stock would receive if the shares of Series G Preferred Stock were fully converted to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock.

Conversion

Subject to the Conversion Cap and the Beneficial Ownership Limitation (both as defined below), each share of Series G Preferred Stock is convertible into 25,000 shares of Common Stock (quotient obtained from dividing the $13,558.05 stated value of each share of Series G Preferred Stock by a conversion price of $0.5423), which conversion ratio is subject to adjustment for subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock.

Notwithstanding the foregoing, the Company shall not issue any shares of Common Stock upon conversion of the Series G Preferred Stock to the extent that the issuance of such shares of Common Stock, when taken together with any other securities that are required to be aggregated with the issuance of such shares for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date of the PIPE Purchase Agreement (the “Conversion Cap”), unless Stockholder Approval is obtained to issue more than such Conversion Cap.

In addition, the Company shall not effect any conversion of the Series G Preferred Stock, and a holder thereof shall not have the right to convert any portion of the Series G Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such holder (together with such holder’s Affiliates and Attribution Parties (both as defined in the Certificate of Designation)) would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a holder prior to the issuance of any shares of the Series G Preferred Stock, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series G Preferred Stock held by the applicable holder. A holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions in the Certificate of Designation applicable to its Series G Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series G Preferred Stock held by the holder and the relevant provisions of the Certificate of Designation shall continue to apply.

Trading Market

There is no established trading market for any of the Series G Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series G Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series G Preferred Stock will be limited.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 9, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock.
4.1	Form of Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Standstill Agreement.
99.1	Press Release Announcing the Private Placement, dated May 9, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: May 9, 2023